As filed with the Securities and Exchange Commission on June 27, 2008
     Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RED LION HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	91-1032187
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
201 W. North River Drive, Suite 100
Spokane, Washington 99201
(509) 459-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Red Lion Hotels Corporation
2008 Employee Stock Purchase Plan

Thomas L. McKeirnan
Senior Vice President and General Counsel
201 W. North River Drive, Suite 100
Spokane, Washington 99201
(509) 459-6100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Registered	Registered (1)	Offering Price (2)	Aggregate Offering Price (2)	Registration Fee (2)
Common Stock	300,000 shares	$7.04	$2,112,000	$83.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers any additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the foregoing plan.

(2)	The proposed maximum offering price per share was computed pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, on the basis of $7.04 per share, the average of the high and low prices per share of the Registrant’s Common Stock on June 23, 2008, as reported on the New York Stock Exchange.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information. *
Item 2. Registrant Information and Employee Plan Annual Information. *

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
     The following documents are incorporated in this Registration Statement by reference:
     1. The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007, as amended, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
     2. The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, as amended, filed with the Commission pursuant to Section 13 of the Exchange Act;
     3. The Registrant’s Current Reports on Form 8-K filed with the Commission pursuant to Section 13 of the Exchange Act on February 13, 2008, February 14, 2008, February 29, 2008, April 1, 2008, April 8, 2008, May 8, 2008 and June 11, 2008; and
     4. The description of the Registrant’s Common Stock contained in the Registration Statement on Form S-1/A filed with the Commission on March 10, 1998, including any amendment or reports filed for the purpose of updating that description.
     All documents filed by the Registrant with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.
     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities
     Not required.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     The Amended and Restated By-Laws (“By-Laws”) and Amended and Restated Articles of Incorporation (the “Articles”) of the Registrant provide that the Registrant shall, to the full extent permitted by the Washington Business Corporation Act (the “WBCA”), as amended from time to time, indemnify all directors and officers of the Registrant. In addition, the Articles contain a provision eliminating the personal liability of directors to the Registrant or its shareholders for monetary damage arising out of a breach of fiduciary duty. Chapter 23B.08.510 and .570 of the WBCA authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for reasonable expenses incurred) arising under the Securities Act.
     Pursuant to Chapter 23B.08.580 of the WBCA, the Registrant’s Board of Directors (the “Board”) may authorize, by a vote of a majority of a quorum of the Board, the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under Chapter 23B.08.510 or 23B.08.520 of the WBCA. The Board has authorized the Registrant to purchase and maintain appropriate policies of insurance on behalf of the Registrant’s directors and officers against liabilities asserted against any such person arising out of his or her status as such. The Board may authorize the Registrant to enter into a contract with any person who is or was a director, officer, partner, trustee, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another partnership, joint venture, trust, employee benefit plan or other enterprise providing for indemnification rights equivalent to or, if the Board so determines, greater than those provided for in the By-Laws. The Board has authorized the Registrant to enter into contracts providing for indemnification with any person who is or was a director or officer of the Registrant.
     The Registrant has entered into employment agreements with certain members of management containing provisions entitling the executive to indemnification for losses incurred in the course of service to the Registrant or its subsidiaries, under certain circumstances.
Item 7. Exemption from Registration Claimed
     Not applicable.

Item 8. Exhibits
     The following documents are filed as part of this registration statement or incorporated by reference herein:

Exhibit
Number	Description

5	Opinion of Riddell Williams P.S.

23.1	Consent of Riddell Williams P.S. (included in Exhibit 5)

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm

24	Powers of Attorney (included on signature page)
Item 9. Undertakings
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on June 27, 2008.

RED LION HOTELS CORPORATION
By:	/s/ Anupam Narayan
Anupam Narayan
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Anupam Narayan and Anthony F. Dombrowik, and each of them severally, such person’s true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Anupam Narayan	President, Chief Executive Officer and Director	June 27, 2008
Anupam Narayan	(Principal Executive Officer)

/s/ Anthony F. Dombrowik	Senior Vice President, Chief Financial Officer	June 27, 2008
Anthony F. Dombrowik	(Principal Financial and Accounting Officer)

/s/ Donald K. Barbieri	Chairman of the Board of Directors	June 27, 2008
Donald K. Barbieri

/s/ Richard L. Barbieri	Director	June 27, 2008
Richard L. Barbieri

/s/ Ryland P. Davis	Director	June 27, 2008
Ryland P. Davis

Signature	Title	Date

/s/ Peter F. Stanton	Director	June 27, 2008
Peter F. Stanton

/s/ Ronald R. Taylor	Director	June 27, 2008
Ronald R. Taylor

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Riddell Williams P.S.

23.2	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm